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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF CHENIERE ENERGY, INC.

1. Cheniere Energy Operating Co., Inc.

2. Mar Ventures Inc.

3. Cheniere Energy California, Inc.